Exhibit 99 to Statement of Changes in Beneficial Ownership	Nordson Corp (NDSN)	Transaction Date
Russell Leroy Bauknight	Shares	July 12, 2005
1517 Gervais Street	Sold & Delivered	Remaining
Columbia, SC 29201	59607	Shares
	1.4632%	4,017,907
Cynthia W. Nord Charitable Remainder Unitrust dated June 9, 1994	13553	948,800

Evan W. Nord Charitable Remainder Unitrust dated June 9, 1994	13553	948,800
Evan W. Nord Revocable Trust dated July 6, 1994, as supplemented September 21, 1994 and November 18, 1994	5031	352,163
Evan W. Nord Grandchild Trust No. 1 dated April 10, 1997	403	0
Evan W. Nord Grandchildren Trust dated September 8, 1997	788	0

Evan W. Nord Trust FBO Bruce B. Nord dated June 2, 1987	423	29,600
Evan W. Nord Trust FBO Ethan W. Nord dated June 2, 1987	423	29,600
Evan W. Nord Trust FBO Kathleen N. Peterson dated June 2, 1987	423	29,600
Evan W. Nord Trust FBO Eric T. Nord dated June 2, 1987	423	29,600
Evan W. Nord Trust FBO Allyson M. Nord dated June 2, 1987	423	29,600

Evan W. Nord Trust Agreement FBO Wiley Kennedy dated December 8, 1995	116	8,060
2000 Irrevocable Trust Agreement of Evan W. Nord	814	56,925
2000 Charitable Remainder Trust No. 1 of Evan W. Nord	543	37,947
2000 Charitable Remainder Trust No. 2 of Evan W. Nord	55	3,792
2000 Charitable Remainder Trust No.3 of Evan W. Nord	55	3,792
2000 Charitable Remainder Trust No. 4 of Evan W. Nord	55	3,792
2000 Charitable Remainder Trust No.5 of Evan W. Nord	55	3,792
2000 Charitable Remainder Trust No. 6 of Evan W. Nord	55	3,792
2000 Charitable Remainder Trust No.7 of Evan W. Nord	55	3,792
2000 Charitable Remainder Trust No. 8 of Evan W. Nord	55	3,792
2000 Charitable Remainder Trust No.9 of Evan W. Nord	55	3,792
2000 Charitable Remainder Trust No. 10 of Evan W. Nord	55	3,792
2000 Charitable Remainder Trust No. 11 of Evan W. Nord	55	3,792
2000 Charitable Remainder Trust No. 12 of Evan W. Nord	55	3,792
2000 Charitable Remainder Trust No.13 of Evan W. Nord	55	3,792
2000 Charitable Remainder Trust No. 14 of Evan W. Nord	55	3,792
2000 Charitable Remainder Trust No.15 of Evan W. Nord	55	3,792
2000 Charitable Remainder Trust No. 16 of Evan W. Nord	55	3,792
2000 Charitable Remainder Trust No.17 of Evan W. Nord	402	3,445
2000 Charitable Remainder Trust No. 18 of Evan W. Nord	402	3,445
2000 Charitable Remainder Trust No.19 of Evan W. Nord	402	3,445
2000 Charitable Remainder Trust No. 20 of Evan W. Nord	0	3,847

Evan W. Nord Trust for Lineal Descendants FBO Allyson N Wandtke dated May 25, 1995	2066	144,615
Evan W. Nord Trust for Lineal Descendants FBO Katheleen N Peterson dated May 25, 1995	2066	144,615
Evan W. Nord Trust for Lineal Descendants FBO Ethan W Nord dated May 25, 1995	2066	144,615
Evan W. Nord Trust for Lineal Descendants FBO Eric T Nord dated May 25, 1995	2066	144,615
Evan W. Nord Trust for Lineal Descendants FBO Bruce B Nord dated May 25, 1995	2066	144,615
Evan W. Nord Charitable Remainder Unitrust FBO Eric Nord and Charitable Purposes dated June 1, 1993, as supplemented July 28, 1994 and May 26, 1995	2066	144,615
Evan W. Nord Charitable Remainder Unitrust FBO Ethan Nord & Charitable Purposes dated June 1, 1993, as supplemented July 28, 1994 and May 26, 1995	2066	144,615
Evan W. Nord Charitable Remainder Unitrust FBO Bruce Nord & Charitable Purposes dated June 1, 1993, as supplemented July 28, 1994 and May 26, 1995	2066	144,615
Evan W. Nord Charitable Remainder Unitrust FBO Katheleen Peterson & Charitable Purposes dated June 1, 1993, as supplemented July 28, 1994 and May 26, 1995	2066	144,615
Evan W. Nord Charitable Remainder Unitrust FBO Allyson N. Wandtke & Charitable Purposes dated June 1, 1993, as supplemented July 28, 1994 and May 26, 1995	2066	144,615

Total Shares	59607	4017907

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